EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



The following presents the computation of per share earnings reflecting the assumption that convertible debentures are converted.


                                                                              (IN THOUSANDS
                                                                           EXCEPT PER SHARE DATA)
                                                                           ----------------------
                                                                 1996               1995             1994
                                                             ------------          -------          -------
      Net earnings                                           $     14,720          $18,969          $21,455

      Add interest expense related to convertible
         debenture, net of income taxes                                 -              193              312

                                                             ------------          -------          -------
      Adjusted net earnings for computation (1)              $     14,720          $19,162          $21,767
                                                             ============          =======          =======



      Weighted average common shares outstanding                    7,352            7,344            7,337

      Common equivalent shares from the assumed
         debenture conversion                                           -                -              121

      Adjusted common and common equivalent
         shares for computation (2)                          ------------          -------          -------
                                                                    7,352            7,344            7,458
                                                             ============          =======          =======



      Net earnings per common and common equivalent
         shares outstanding (1 / 2)                          $       2.00          $  2.61          $  2.92
                                                             ============          =======          =======
